UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Willis Towers Watson Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 9, 2020, Aon plc, a company incorporated under the laws of England and Wales, with registered company number 07876075 (“Aon” or “Aon UK”) and Willis Towers Watson Public Limited Company (“WTW”) issued an announcement pursuant to Rule 2.5 of the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the Irish Takeover Rules”) disclosing that the boards of directors of WTW and Aon had reached agreement on the terms of a recommended acquisition of WTW by Aon (the “Combination”). As outlined in that announcement, the Combination will be implemented by means of a court-sanctioned scheme of arrangement under Chapter 1 of Part 9 of the Irish Companies Act of 2014.

In connection with the Combination, WTW distributed the following email dated March 9, 2020 to all WTW employees.

Email to Colleagues

To: All Willis Towers Watson colleagues

From: John Haley

Date: March 9, 2020

Subject Line: Willis Towers Watson and Aon to Combine

Earlier today, Willis Towers Watson and Aon announced that we have agreed to combine. We issued a press release earlier today – you can view it, along with more information about the deal on our intranet.

We are excited about this opportunity to accelerate our growth strategy – through innovation and collaboration – to make a profound impact in the areas of people, risk and capital.

I’m proud of what we have accomplished in four short years as Willis Towers Watson. We’ve:

•	brought together colleagues, ideas and resources that enable us to create clarity and confidence today for a more sustainable tomorrow.

•	helped companies build resilience to navigate natural catastrophe and business interruption risks.

•	developed benefit programs that have made a difference for employees of many clients.

•	supported some of the most significant pension de-risking projects.

•	helped insurers introduce new products to the market.

•	been addressing some of the most important topics on the planet – from climate change to future of work.

•	built a distinctive strategy around our position as a leading global integrated brokerage, advisory and solutions company.

•	Created tremendous opportunities for career growth for our 45,000 colleagues.

By combining our teams, capabilities and resources with Aon – a firm with a vision, mission and commitment to clients that is aligned to our own — we can deliver more value for clients, colleagues, partners and shareholders. And, we can do it more quickly than we could have done on our own.

What We Hope to Accomplish

Aon is a leading global professional services firm providing a broad range of risk, retirement and health solutions – generating approximately $11 billion in 2019 revenue. The firm has an operating headquarters in London and operates today with 50,000 colleagues in 120 countries.

Like us, Aon offers its clients strong expertise, innovation, data-driven insights and market-leading products and professional services. With a shared focus on the client and a complementary set of businesses, this is a truly compelling business combination that:

•	Aligns the Willis Towers Watson and Aon United growth strategies to accelerate innovation from both organizations to benefit clients

•	Combines diverse colleague experience and shared values to drive distinctive outcomes for clients

•	Enables delivery of complementary capabilities that unlock new sources of value for all stakeholders

We are very excited about the possibilities this combination brings for our clients, our colleagues and our shareholders.

About the Combined Firm

The combined firm will be called Aon. We will look to highlight the best of both companies – honoring our rich histories and strong reputations – in a shared brand after the close of the transaction. The firm will be domiciled in Ireland and maintain an operating headquarters in London.

I will serve as the Executive Chairman with a focus on growth and innovation strategy. I am excited to work closely with Greg Case who will lead the combined firm as Chief Executive Officer and Christa Davies who will serve as the Chief Financial Officer. We will share details about the future structure and leadership of the combined firm in the next 90 days. The new Board of Directors and leadership team will reflect appropriate balance from our respective organizations. We look forward to bringing together a strong combination of talent and practices as we plan to integrate our businesses. A joint integration planning team, led by representatives from each company, will be established and announced in the coming weeks.

Next Steps

Today’s announcement is just the first step in this process. The transaction is subject to the approval of both companies’ shareholders as well as regulatory approvals and the satisfaction of other customary closing conditions which is expected to be in the first half of 2021. Until the transaction is completed, we will continue to operate as independent companies. It is business as usual at Willis Towers Watson, and it is critical that we continue to provide our clients with the exceptional service they have come to expect from us.

We know that many of you will have questions over the coming days and weeks, and we will do our best to keep you informed on a regular basis. Please remember that we are in the early days of this process and it will take us time to work through the details of the new firm and our integration planning approach.

To help answer some of your immediate questions, we have attached a list of FAQs and Protocols and Guidelines that will provide you with important information. Additional materials are available on our intranet, including a video of Greg Case and me discussing this transaction [link]. In the coming weeks, watch for opportunities to attend local sessions.

For those of you who are in client-facing roles or interact with other important business partners, we have developed toolkits to inform our contacts of this news. You can find these toolkits on our intranet. We ask that you coordinate with other colleagues who may be reaching out to the same clients/partners.

If you have questions regarding specific client or business partner situations, please contact your manager and escalate as necessary. If you receive any inquiries from the media, please direct them to Miles Russell at +44 (0) 7903 262118 or miles.russell@willistowerswatson.com. If you have additional questions about this announcement, please email the WTW Internal Communication and Change Management mailbox.

The time between announcement and close is critical to the success of our combination. To help us comply with applicable SEC rules, we ask that all Willis Towers Watson colleagues refrain from any social media postings about the transaction as they may have to include specific regulatory disclosure and be filed with the SEC.

This is a great opportunity for our company. By combining the complementary strengths of both organizations and drawing upon our shared values, we can continue the tremendous work we have done to grow our company and create a bright future for our clients, colleagues and shareholders. I look forward to sharing more details as they become available in the coming weeks and months. In the meantime, your continued focus and commitment to Willis Towers Watson and our clients is, as always, critical.

Thank you for your dedication to Willis Towers Watson, your clients and each other. I am excited to see what we can accomplish together with Aon.

John

In Canada, a French version will follow. We’ll also post French and Spanish versions on our intranet in the coming days.

Attach: FAQs and Protocols and Guidelines

No Offer Or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Any securities issued as a result of the proposed combination by means of a scheme of arrangement are anticipated to be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to the exemption from registration set forth in Section 3(a)(10) thereof.

Subject to the right of Aon UK (and Aon Ireland, as applicable) to implement the proposed combination by way of a Takeover Offer as an alternative to the Scheme, and subject to the provisions of the Business Combination Agreement and with the Irish Takeover Panel’s consent, the proposed combination will be implemented solely by means of the Scheme documentation, which will contain the full terms and conditions of the proposed combination, including details of how Willis Towers Watson shareholders may vote in respect of the proposed combination.

Important Additional Information Will Be Filed With The SEC

Aon Ireland and Willis Towers Watson will prepare a joint proxy statement (which will contain the Scheme documentation) to be distributed to Willis Towers Watson shareholders and Aon Ireland shareholders, containing further information relating to the implementation of the proposed combination, the full terms and conditions of the Scheme, notices of the Aon Ireland and the Willis Towers Watson shareholders meetings and information on the Class A ordinary shares of Aon Ireland to be issued under the proposed combination.

The joint proxy statement will be filed with the SEC. This document, if and when filed, as well as Willis Towers Watson’s, Aon UK’s and Aon Ireland’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Aon UK’s and Aon Ireland’s filings, at Aon UK’s website at www.aon.com, and in the case of Willis Towers Watson’s filings, at Willis Towers Watson’s website at www.willistowerswatson.com.

BEFORE MAKING ANY VOTING DECISION, HOLDERS OF AON UK, AON IRELAND AND/OR WILLIS TOWERS WATSON SECURITIES ARE URGED TO READ THOSE FILINGS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED COMBINATION, INCLUDING ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION AND THE PARTIES TO THE PROPOSED COMBINATION.

Any vote in respect of resolutions to be proposed at the Willis Towers Watson shareholders meetings to approve the proposed combination, the Scheme or related matters, or other responses in relation to the proposed combination, should be made only on the basis of the information contained in the joint proxy statement (including the Scheme documentation). Similarly, any vote in respect of resolutions to be proposed at the Aon Ireland shareholders meeting to approve the issuance of Class A ordinary shares of Aon Ireland under the proposed combination should be made only on the basis of the information contained in the joint proxy statement.

Participants In The Solicitation

Aon UK, Willis Towers Watson and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in proposed connection with the proposed combination. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement. Additional information about Aon UK’s directors and executive officers is contained in Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 26, 2019. Additional information about Willis Towers Watson’s directors and executive officers is contained in Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 3, 2019.

Forward-Looking Statements

This communication contains certain statements that are forward-looking, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations of management about future events. Forward-looking statements can often, but not always, be identified by the use of words such as “plans,” “expects,” “is subject to,” “budget,” “scheduled,” “estimates,” “forecasts,” “potential,” “continue,” “intends,” “anticipates,” “believes,” or variations of such words, and statements that certain actions, events or results “may,” “could,” “should,” “would,” “might” or “will” be taken, occur or be achieved.

Although management believe that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be consummated, failure to obtain necessary shareholder or regulatory approvals or to satisfy any of the other conditions to the proposed combination, adverse effects on the market price of Aon UK, Aon Ireland and/or Willis Towers Watson securities and on Aon UK’s, Aon Ireland’s and/or Willis Towers Watson’s operating results for any reason, including, without limitation, because of the failure to consummate the proposed combination, the failure to realize the expected benefits of the proposed combination (including anticipated revenue and growth synergies), the failure to effectively integrate the combined companies following consummation of the proposed combination, negative effects of an announcement of the proposed combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals, or any announcement relating to the proposed consummation of or failure to consummate the proposed combination on the market price of Aon UK, Aon Ireland and/or Willis Towers Watson securities, significant transaction and integration costs or difficulties in connection with the proposed combination and/or unknown or inestimable liabilities, potential litigation associated with the proposed combination, the potential impact of the announcement or consummation of the proposed combination on relationships, including with suppliers, customers, employees and regulators, and general economic, business and political conditions (including any epidemic, pandemic or disease outbreak) that affect the combined companies following the consummation of the proposed combination.

The factors identified above are not exhaustive. Aon UK, Aon Ireland, Willis Towers Watson and their subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Other unknown or unpredictable factors could also cause actual results and developments to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements should therefore be construed in the light of such factors. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Further information concerning Aon UK and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Aon UK’s results of operations and financial condition (and which shall apply equally to Aon Ireland following the completion of the reorganization of Aon UK as described in Aon UK’s Proxy Statement on Schedule 14A, dated and filed with the SEC on December 20, 2019), is contained in Aon UK’s filings with the SEC. See Aon UK’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and additional documents filed by Aon UK and/or Aon Ireland with the SEC, the contents of which are not incorporated by reference into, nor do they form part of this communication, for a further discussion of these and other risks and uncertainties applicable to Aon UK’s and Aon Ireland’s businesses.

Further information concerning Willis Towers Watson and its businesses, including economic, competitive, governmental, regulatory, technological and other factors that could materially affect Willis Towers Watson’s results of operations and financial condition, is contained in Willis Towers Watson’s filings with the SEC. See Willis Towers Watson’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, and additional documents filed by Willis Towers Watson with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this Announcement, for a further discussion of these and other risks and uncertainties applicable to Willis Towers Watson’s businesses.

Any forward-looking statements in this communication are based upon information available as of the date of this communication which, while believed to be true when made, may ultimately prove to be incorrect. Other than in accordance with legal or regulatory obligations, neither Willis Towers Watson nor Aon UK is under any obligation, and each expressly disclaims any intention or obligation, to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Aon UK, Aon Ireland, Willis Towers Watson and/or any person acting on behalf of any of them are expressly qualified in their entirety by the foregoing paragraphs, and the information contained on any websites referenced in this communication is not incorporated by reference into this communication.

Statement Required by the Irish Takeover Rules

The directors of Willis Towers Watson accept responsibility for the information contained in this document. To the best of the knowledge and belief of the directors of Willis Towers Watson (who have taken all reasonable care to ensure such is the case), the information contained in this document for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules, 2013 (the “Irish Takeover Rules”), if, during an “offer period,” any person is, or becomes “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of Aon UK, Aon Ireland or Willis Towers Watson, all “dealings” in any “relevant securities” of Aon UK, Aon Ireland or Willis Towers Watson (including by means of an option in respect of, or a derivative referenced to, any such relevant securities) must be publicly disclosed by no later than 3.30pm (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and Willis Towers Watson on the business day following the date of the relevant transaction. The requirement will continue until this offer period ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an interest in relevant securities of Aon UK, Aon Ireland or Willis Towers Watson, they will be deemed to be a single person for the purposes of Rule 8.3 of the Irish Takeover Rules. Under Rule 8.1 of the Irish Takeover Rules, all dealings in relevant securities of Willis Towers Watson by Aon UK or Aon Ireland, or relevant securities of Aon UK or Aon Ireland by Willis Towers Watson, or by any party acting in concert with either of them must also be disclosed by no later than 12 noon (Eastern time) in respect of the relevant securities of Aon UK, Aon Ireland and Willis Towers Watson on the business day following the date of the relevant transaction. Interests in securities arise, in summary, when a person has a long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an interest by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities. Terms used in this paragraph should be read in light of the meanings given to those terms in the Irish Takeover Rules. If you are in any doubt as to whether or not you are required to disclose dealings under Rule 8 of the Irish Takeover Rules, consult with the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel by telephone on +353 1 678 9020.